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                                                                   EXHIBIT 10.25


Amendment No 1 to 1991 Long-Term Equity Incentive Plan dated December 9, 1996

Section 3 of the 1991 Plan shall be amended to add the following sentences at the end of Section 3:

Notwithstanding the other terms of this Plan, options granted under the Datalogix International Inc. Amended and Restated 1992 Incentive Stock Plan and 1986 Key Employees' Stock Option Plan (collectively, the "Datalogix Plans") shall be assumed by the Corporation under this Plan pursuant to the Agreement and Plan of Merger dated as of September 24, 1996, as amended October 8, 1996, and, with respect to such assumed options, this Plan shall include the terms and conditions contained in the Datalogix Plans as applicable only to such options. To the extent any provision of this Plan could be deemed to provide an additional benefit to the holders of such options within the meaning of Section 424(a) of the Code, such provision shall not apply to such option holder, and to the extent any term contained in the applicable Datalogix Plan directly conflicts with the terms of this Plan, the terms of the applicable Datalogix Plan shall govern.